Exhibit 8-2

16 February 2007

Holmes Funding Limited	Your reference
Abbey National House
2 Triton Square	Our reference
Regents Place	SYL/DER
London NW 1 3AN	Direct line
020 7090 3848

Dear Sirs,

Securitisation of mortgage receivables by Holmes Master Issuer plc (the “Issuer”)

1.	We have acted as solicitors to Holmes Funding Limited, a private limited company incorporated in England and Wales (“Funding”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) with respect to the registration under the Act of class A notes, class B notes, class M notes, class C notes and class D notes (together, the “Notes”).The Notes are to be issued pursuant to a master issuer trust deed, governed by English law, between the Issuer and The Bank of New York, London Branch as note trustee, substantially in the form filed as Exhibit 4.6.1 to the Registration Statement.

2.	Based on certain assumptions which cannot be verified before closing, and subject to (a) finalisation of documents in a form which is satisfactory to us and not inconsistent with the descriptions in the prospectus (the “Prospectus”) relating to the Notes, other than the exhibits to the Registration Statement, and (b) the reservations below, we confirm and adopt our opinions as set forth in the Prospectus under the headings “United Kingdom tax status” and “United Kingdom taxation”, to the extent that they constitute matters of law or legal conclusions with respect thereto.

3.	The opinion set forth is subject to the following reservations:

(a) the statements concerning United Kingdom tax consequences contained in the Prospectus do not purport to discuss all possible United Kingdom tax ramifications of the proposed issuance and are limited to the matters expressly referred to in the statements; and

(b) our opinion is confined to the matters expressly referred to at paragraph 2 above and is based on United Kingdom law and H.M. Revenue & Customs practice as at today’s date. For the avoidance of doubt, we do not express any opinion on

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the laws of any jurisdiction other than the United Kingdom, or in relation to any United Kingdom tax or legal aspects other than the matters expressly referred to at paragraph 2 above.

4.	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Slaughter and May under the captions “United Kingdom tax status”, “United Kingdom taxation” and “Legal matters” in the Prospectus. In giving such consent, we do not admit that we are “experts”, within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

5.	This opinion shall be governed by and construed in accordance with English law.

Yours faithfully,